UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Resources Connection, Inc.

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On October 5, 2016, Resources Connection, Inc. (the “Company”) filed the following Current Report on Form 8-K with the U.S. Securities and Exchange Commission and issued the press release attached thereto as Exhibit 99.1 with respect to the retirement of Anthony Cherbak as President and Chief Executive Officer of the Company and the appointment of Kate W. Duchene as Interim Chief Executive Officer of the Company:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2016

RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 430-6400

Not applicable

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2016, Anthony C. Cherbak, President and Chief Executive Officer (“CEO”) of Resources Connection, Inc. (the “Company”), notified the Company of his intention to retire as CEO of the Company due to recent health issues, effective October 7, 2016. Mr. Cherbak will continue to serve the Company as a member of the Board of Directors. He is currently up for reelection at the Company’s 2016 Annual Meeting of Shareholders for a three-year term expiring at the annual meeting in 2019. The Board continues to recommend Mr. Cherbak for election. Following his retirement as CEO, Mr. Cherbak will enter into a part-time employment arrangement with the Company to serve as a Special Advisor during a transition period. The terms and conditions of that arrangement will be disclosed on a future date when they are finalized.

Concurrent with Mr. Cherbak’s retirement as CEO, the Board of Directors has activated its formal Emergency Succession Plan and appointed Kate W. Duchene, 53, to the role of Interim CEO. Ms. Duchene has most recently held the role of Chief Legal Officer, Executive Vice President, Human Resources & Secretary, for the Company, positions she has held since 2000. In 2012, Ms. Duchene also assumed leadership and financial responsibility for the Company’s legal consulting business, RGP Legal. Ms. Duchene is a graduate of Stanford University and received her law degree from New York University School of Law. Ms. Duchene will be a candidate for the permanent CEO role, along with other senior leaders at the Company who have been identified in the Company’s Succession Plan. The Board has formed a Search Committee to determine the search strategy and to select the Company’s permanent CEO. The search may extend to external candidates.

There are no arrangements or understandings between Ms. Duchene and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Duchene and any director or executive officer of the Company, and Ms. Duchene does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The full text of the Company’s press release, “Resources Connection, Inc. Reports Unexpected CEO Change,” issued on October 5, 2016, is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release issued October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.
Date: October 5, 2016

	By:	/s/ HERBERT MUELLER
Herbert Mueller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued October 5, 2016

Exhibit 99.1

Immediate Release

Media Contact:

Michael Sitrick

(US+) 1-310-788-2850

mike_sitrick@sitrick.com

Analyst Contact:

Herb Mueller, Chief Financial Officer

(US+) 1-714-430-6500

herb.mueller@rgp.com

Resources Connection, Inc. Reports Unexpected CEO Change

•	Anthony Cherbak announces his retirement as President and Chief Executive Officer due to health considerations

•	Kate Duchene, EVP, named Interim CEO pursuant to Emergency Succession Plan

•	Search Committee of the Board is formed to select permanent CEO, Ms. Duchene to be among candidates

IRVINE, Calif., October 5, 2016 – Resources Connection, Inc. (NASDAQ: RECN), today announced the unanticipated retirement of its President and Chief Executive Officer (“CEO”), Anthony Cherbak, 62, due to health considerations, effective October 7, 2016. Mr. Cherbak will remain a member of the Board of Directors and will become a part-time employee of the Company as a Special Advisor to the Interim CEO during a transition period. Mr. Cherbak remains a nominee for reelection to the Board of Directors at the Company’s 2016 Annual Shareholder meeting and the Board of Directors continues to recommend that stockholders vote in favor of his election.

Concurrent with Mr. Cherbak’s retirement as CEO, the Board of Directors has activated its formal Emergency Succession Plan and named Kate W. Duchene, 53, to the role of Interim CEO. Ms. Duchene has most recently held the role of Chief Legal Officer, Executive Vice President, Human Resources and Secretary, for the Company. She has served in her executive capacity at the Company since 2000. In 2012, Ms. Duchene also assumed leadership and financial responsibility for the Company’s legal consulting business. Ms. Duchene is a graduate of Stanford University and received her law degree from New York University School of Law. Ms. Duchene will be a candidate for the permanent CEO role, along with other senior leaders at the Company who have been identified in the Company’s Succession Plan. The Board has formed a Search Committee to determine the search strategy and to select the Company’s permanent CEO. The search may extend to external candidates.

“We are extremely grateful to Tony for his excellent leadership of the Company and his many contributions as CEO,” said Donald B. Murray, Chairman of the Board of Directors. “We accept Tony’s retirement news with deep regret but understand that his health comes first and he must address a recent medical issue. We are also delighted that Tony is able to continue to serve as a Board member and Special Advisor. His contributions — given his previous experience and character — are invaluable.”

Mr. Murray also stated: “The Board fully and unanimously endorses Kate for the role of Interim CEO. She has been a significant contributor to our Company for many years and is fully equipped to lead the Company forward. Kate is a great role model for working women and she embodies the culture of the Company fully.”

ABOUT RGP

Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,300 professionals, annually serving over 1,800 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements including the risks and uncertainties identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

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